Tel-Aviv, March 5, 2014

AudioCodes Ltd.
1 Hayarden Street

Airport City, Lod 7019900

Israel

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-3 (No. 333-193209) (the “Registration Statement”) filed by AudioCodes Ltd., a company organized under the laws of the State of Israel (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplement and accompanying Prospectus included in the Registration Statement relating to up to 4,025,000 ordinary shares (“Ordinary Shares”), nominal value NIS 0.01 per share, of the Company (including up to 525,000 Ordinary Shares if the underwirters exercise their over-allotment option) (the “Shares”).

As special Israeli counsel to the Company in connection with the offering of the Shares pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that the Shares has been duly authorized for issuance, and when issued and sold in the manner contemplated by the Prospectus Supplement and accompanying Prospectus included in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

AudioCodes Ltd.

March 5, 2014

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus Supplement and accompanying Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Naschitz, Brandes & Co.

Naschitz, Brandes & Co., Advocates